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                                                                   Exhibit 10(g)

                               PURCHASE AGREEMENT

This Purchase Agreement (hereinafter called "Agreement") is entered into by and between Huayang International Holdings, Inc. (hereinafter called "HIHI"), a corporation organized in the State of Nevada, and Huayang International Investment, Ltd. (hereinafter called "HIIL"), a corporation organized in British Virgin Islands, on September 28, 1997.

         WHEREAS, Shenyang Hatong House Properties Development Co. Ltd (hereinafter called "Haitong") is a subsidiary of HIHI and is developing a high rise office-apartment-hotel complex project in Shenyang, China;

         WHEREAS, Haltong needs to purchase certain construction materials and other products from overseas markets;

         WHEREAS, HIIL has the overseas purchasing experience and financial resource for the purchase;

HIHI and HIIL agree:

         1) HIIL will make overseas purchase for Haitong on behalf of HIHI and arrange purchased merchandise shipped to Shenyang, China. The total value of merchandise purchased by HIIL for Haitong should not exceed US$15,000,000.

         2) The exact value of the total merchandise shipped to Haitong should be audited by a registered accounting firm in China.

         3) HIIL will bill HIHI for the total value of its purchase for Haitong, with the maximum invoice price not exceeding US$15,000,000.

         4) HIIL agrees that HIHI may delay its payments to HIIL up to three (3) years from the date of initial shipment, without any interest.

         5) HIHI may choose to pay HIIL with shares of its stock. The stock should be valued at the market price, or book value if a market price cannot be determined, or a price agreed by both HIHI and HIIL.

   Signed and Confirmed by                Signed and Confirmed by

   Name                 Date              Name                 Date
   Title                                  Title

   Huayang International Holdings, Inc.   Huayang International Investment, Inc.